Tara Gold Resources Corp.

2162 Acorn Court, Wheaton, Illinois, 60187 - Ph: 630-462-2079 / Fax 630-456-4135 / E-mail: taragoldresources@comcast.net

Chris Verrico, Chief Executive Officer

Lateegra Gold Corp.

Suite 1128 – 789 West Pender St.

Vancouver, B.C., Canada  V6C 1H2

(604) 669-9330

September 10, 2007

To: Michael Townsend, Chris Verrico, CFO, COO, Board of Directors:

I am in receipt of your email dated September 7, 2007 terminating the July 3, 2006 Option Agreement titled “Picacho Groupings” entered into by and between Lateegra Gold Corp. and Tara Gold Resources Corp.  Further, as outlined and in accordance with the “Notice of Pending Default” letter sent out August 31, 2007, Lateegra Gold Corp. defaulted in its obligation to make all payments required to be paid pursuant to the Option Agreement. The Option Agreement is hereby terminated.

Regretfully,

/s/ Francis R. Biscan

Francis R Biscan Jr

President

Tara Gold Resources Corp.